UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  February 19, 2009

CRACKER BARREL OLD COUNTRY STORE, INC.

Tennessee	0-25225	62-1749513
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

305 Hartmann Drive, Lebanon, Tennessee 37087

 (615) 444-5533

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

Employment Agreement

On March 11, 2009, Cracker Barrel Old Country Store, Inc. (the “Company”) and Sandra B. Cochran entered into an employment agreement (the “Agreement”) whereby Ms. Cochran will serve as the Company’s Executive Vice President and Chief Financial Officer, with a start date not later than April 6, 2009 (the “Start Date”).  Unless extended or earlier terminated, the Agreement, which is summarized below, will expire two (2) years from the Start Date.  The initial two-year term will be automatically extended for one year unless either Ms. Cochran or the Company gives notice of non-extension.

The Agreement requires the Company to pay Ms. Cochran a base salary of $500,000, which may be increased from time to time (“Base Salary”), and an annual bonus with a target of 100% of Base Salary.  Reference is made to the Item 5.02 of the Company’s Current Report on Form 8-K dated July 31, 2008 and filed with the Commission on August 6, 2008, which is incorporated herein by this reference, for additional information on the Company’s annual bonus plan.  Additionally, with respect to awards under the Company’s long-term incentive plan (the “LTI”), Ms. Cochran’s target percentage is 175% of Base Salary.  Reference is made to the Item 5.02 of the Company’s Current Report on Form 8-K dated September 25, 2008 and filed with the Commission on October 1, 2008, which is incorporated herein by this reference, for additional information on the LTI.  Neither the annual bonus nor the LTI is a guarantee but is subject to satisfaction of such performance and other criteria as may be established by the Compensation Committee (the “Compensation Committee”) of the Company’s Board of Directors (the “Board”).  Ms. Cochran’s annual bonus and the amount, if any, payable under the LTI each will be prorated based upon the number of days during the performance period that Ms. Cochran is employed by the Company.

The Agreement provides that Ms. Cochran is entitled to participate in the Company’s welfare benefit plans, practices, policies and programs to the extent applicable generally to other senior executives.  The Agreement provides for Ms. Cochran to receive a restricted stock grant of 25,000 shares (the “Restricted Shares”) of the Company’s $0.01 par value common stock (the “Shares”), 8,334 of which vest on the second anniversary of the Start Date, and 16,666 of which vest on the third anniversary of the Start Date.  The Agreement also provides for Ms. Cochran to receive options to purchase 25,000 Shares at an exercise price equal to the closing price of the Shares on March 11, 2009 (date of execution of Agreement), which vest ratably over a three year period.  In addition, Ms. Cochran will receive a $50,000 payment within 10 days after the Start Date.

The Agreement may be terminated at any time by the Company without any liability under the following conditions, each of which constitutes “Cause”: (a) fraud or breach by Ms. Cochran of securities laws or other willful or grossly negligent acts resulting in investigation by the Securities and Exchange Commission that adversely affects the Company or Ms. Cochran's ability to perform her duties, (b) attending work in a state of intoxication or otherwise being found in possession at work of any prohibited drug or substance, (c) personal dishonesty or willful misconduct in connection with her duties, (d) breach of fiduciary duty to the Company involving personal profit, (e) conviction of a felony or a crime involving moral turpitude, (f) material intentional breach by Ms. Cochran of any provision of the Agreement or any other Company policy adopted by the Board, or (g) continued failure to perform duties after a written demand from the Board.

   If the Company terminates the Agreement other than for Cause, the Company is required to pay Ms. Cochran, in addition to any amounts owed through the date of termination of employment, including any amounts payable under any then existing incentive or bonus plan applicable to Ms. Cochran (the “Accrued Obligations”), one and one-half times her annual Base Salary payable over eighteen months; provided, however, that if the termination is due solely to Ms. Cochran’s having given notice of non-extension of the original two-year term, then, in addition to the Accrued Obligations, an amount equal to her annual Base Salary payable over twelve months.  If Ms. Cochran elects to continue to participate in the Company’s medical insurance program, the Company is required to pay to Ms. Cochran for a twelve month period an amount equal to the difference between: (a) the monthly premium cost under COBRA of such participation; and (b) the monthly premium cost of such participation at the time of Executive’s termination of employment.

  If Ms. Cochran dies during the term of the Agreement, the Company is required to pay to Ms. Cochran's estate the Accrued Obligations.  If Ms. Cochran becomes disabled during the term of the Agreement, the Company may terminate Ms. Cochran's employment.  In such event, the Company is required to pay Ms. Cochran the Accrued Obligations.

      Ms. Cochran may also terminate her employment for no reason or Good Reason (as defined below).  If Ms. Cochran terminates her employment without Good Reason, the Agreement terminates without further obligation to Ms. Cochran, other than for payment of the Accrued Obligations.  If Ms. Cochran terminates her employment for Good Reason, she is entitled to the same benefits she would have received if terminated by the Company without Cause.

      The following factors constitute “Good Reason”: (a) assignment of duties inconsistent in any material respect with Ms. Cochran's position, authority, duties or responsibilities or demonstrable diminution in Ms. Cochran's position, authority, duties or responsibilities (excluding insubstantial and inadvertent actions remedied promptly after receipt of notice), (b) certain reductions in Base Salary, (c) certain reductions in the target bonus (expressed as a percentage of Base Salary), (d) requiring Ms. Cochran to be based in any office or location more than 50 miles from the Company's current headquarters, (e) the Company giving notice of non-extension of the original two-year term, (f) material breach by the Company of the Agreement, or (g) failure of any successor company to assume expressly and agree to perform the Agreement.

The Agreement contains certain business protection provisions that include a requirement that Ms. Cochran not disclose confidential information or trade secrets of the Company and a requirement that, during the term of the Agreement and for eighteen months following its termination, Ms. Cochran will neither solicit employees of the Company to leave their employment nor hold any position with any entity engaged wholly or in material part in the restaurant or retail business that is similar to that in which the Company or any of its affiliates is engaged.

Employee Retention Agreement

The Agreement contemplates that simultaneously with its execution, Ms. Cochran will enter into the Company’s Standard Employee Retention Agreement (a “Change in Control Agreement”).  In the event of the termination of Ms. Cochran’s employment after a change in control, her benefits shall be determined by reference to the Change in Control Agreement and not to the terms and conditions of the Agreement.  Ms. Cochran’s Change in Control Agreement is filed as Exhibit 99.1 to this Current Report on Form 8-K.  The Change in Control Agreement provides that Ms. Cochran will receive specified benefits if, after a “change in control” of the Company there is: (1) a material change in duties or responsibilities resulting in the assignment of duties and responsibilities inferior to the duties and responsibilities in effect at the time of change in control, (2) a reduction in salary or a material change in benefits (excluding discretionary bonuses), or (3) a change in the location of work assignments from the location at the time of change in control to any other location that is further than 50 miles away from the location at the time of change in control.  The salary payments will equal 2.99 times the average salary and bonus for the 3 years prior to a change in control (including, when required, a gross-up payment to cover excise taxes), and benefits will include continuation of and payments for health benefits for a 2-year period.  The Change in Control Agreement defines “change in control” to include certain circumstances in which a person becomes the beneficial owner of securities representing 20% or more of the combined voting power of the Shares, a majority of the Board changes within a 2-year period, the Company merges, consolidates or reorganizes, or in the event of a sale of all or substantially all of the Company’s assets.

The foregoing is only a summary of the Change in Control Agreement and is qualified in its entirety by reference to the agreement incorporated by reference as Exhibit 99.1.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 1.01 of this Current Report on Form 8-K is incorporated herein by this reference.  On February 19, 2009, the Board elected Ms. Cochran to serve as the Company’s Executive Vice President and Chief Financial Officer, contingent upon the approval of her compensation arrangements by the Compensation Committee and the final negotiation and execution and delivery by her of the Agreement referenced in Item 1.01.  In accordance with the Instruction paragraph (c) to Item 5.02 of Form 8-K, the Company delayed filing this Current Report on Form 8-K until the issuance of the press release referenced in Item 7.01 of, and furnished as Exhibit 99.2 to, this Current Report on Form 8-K announcing Ms. Cochran’s appointment.

Ms. Cochran, age 50, has served as Chief Executive Officer of Books-A-Million, Inc. (“BAMM”), a leading book retailer in the southeastern United States, since February 2004.  She also has served as President of BAMM since August 1999, having joined BAMM in 1992.  Prior to joining BAMM, Ms. Cochran served as a Vice President (as well as in other capacities) of SunTrust Securities, Inc., a subsidiary of SunTrust Banks, Inc. for more than five years.

Reference is made to Item 5.02 of the Company’s Current Report on Form 8-K dated March 7, 2008 (the “March 2008 8-K”) and filed with the Commission on March 12, 2008, which is incorporated herein by this reference.  In the March 2008 8-K, the Company reported that the Board, effective March 7, 2008, appointed the Company’s Senior Vice President, General Counsel and Secretary, N.B. Forrest Shoaf, to the additional position of Interim Chief Financial Officer.  Mr. Shoaf, upon the election of Ms. Cochran and execution of the Agreement, ceased to serve in the position of Interim Chief Financial Officer.  He will continue to serve in his other capacities.

Item 7.01.  Regulation FD Disclosure.

The information set forth in Items 1.01 and 5.02 above is incorporated by reference as if fully set forth herein.  On March 13, 2009, the Company issued the press release that is furnished as Exhibit 99.2 to this Current Report on Form 8-K, which by this reference is incorporated herein as if copied verbatim, announcing the appointment of Ms. Cochran as the Company’s Executive Vice President and Chief Financial Officer.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

See Exhibit Index immediately following the signature page to this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	March 13, 2009	CRACKER BARREL OLD COUNTRY
STORE, INC

By:	/s/ N. B. Forrest Shoaf
Name:	N.B. Forrest Shoaf
Title:	Senior Vice President, Secretary and Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1
Change in Control Agreement with Sandra B. Cochran dated March 11, 2009 (not filed because substantially identical to Exhibit 10(s) to the Company’s Annual Report on Form 10-K for the fiscal year ended August 1, 2003 filed with the Commission on October 15, 2003)

99.2	Press Release issued by Cracker Barrel Old Country Store, Inc. dated March 13, 2009 (furnished only)

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